Exhibit 99.1

CITIZENS FINANCIAL CORPORATION PROVIDES NOTICE OF
INTENT TO VOLUNTARILY DELIST ITS COMMON STOCK FROM
THE NASDAQ CAPITAL MARKET

LOUISVILLE, KENTUCKY (October 23, 2007) – On October 23, 2007, the officers of Citizens Financial Corporation (Nasdaq: CNFL)(“Citizens”) authorized the provision of advance notice to Nasdaq of Citizens’ intent to file a Form 25 to initiate the voluntary delisting of Citizens’ common stock from the Nasdaq Capital Market exchange (the “Advance Notice”).  Citizens currently anticipates that it will file the Form 25 on November 2, 2007, in order to effect a delisting of its common stock at the end of trading on November 13, 2007.  Although Citizens has arranged neither for the listing or registration of its common stock on another national securities exchange nor for the quotation of its common stock on a quotation medium, it is possible that market makers will cause Citizens' common stock to be quoted on the Pink Sheets or a similar quotation medium following its delisting from the Nasdaq Capital Market.

The filing of the Form 25 and the associated provision of the Advance Notice have been undertaken in anticipation of a vote by Citizens’ shareholders at a special meeting to be held November 6, 2007, on a proposal to effect a 1-for-250 reverse split of Citizens’ Class A common stock.   Citizens expects that the transaction, if completed as proposed, will result in Citizens being able to deregister its Class A common stock and, consequently, to cease filing reports with the Securities and Exchange Commission (the “SEC”).  On October 4, 2007, Citizens filed a definitive proxy statement with the SEC regarding the proposed going-private transaction.

Citizens Financial Corporation is a holding company that engages in the business of life insurance, annuities, and accident and health insurance through its life insurance subsidiaries, primarily Citizens Security Life Insurance Company.

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THEY WILL INCLUDE WORDS SUCH AS “INTENDS,” “BELIEVES,” “ANTICIPATES” OR “EXPECTS,” OR WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE COMPANY’S ABILITY TO COMPLETE THE GOING PRIVATE TRANSACTION IN A TIMELY MANNER OR AT ALL, THE FAILURE OF THE COMPANY’S SHAREHOLDERS TO APPROVE THE PROPOSED TRANSACTION, THE RISK THAT THE COST SAVINGS FROM THE PROPOSED TRANSACTION MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED, AND OTHER FACTORS DISCUSSED IN THE COMPANY’S FILINGS WITH THE SEC. INVESTORS SHOULD CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS AND ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.